As filed with the Securities and Exchange Commission on October 1, 2009

File No.    000-53824

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

Form 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

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      Premier Holding Corp.

(Name of Small Business Issuer in its charter)

_________________

Nevada	88-0344135
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4705 West Addisyn Court
Visalia, California	93291
(Address of principal executive offices)	(Zip Code)

Issuer’s Telephone Number        559-732-8177

________________

Securities to be registered under Section 12(g) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each such class is to be registered
___________________________________________	____________________________________________
Common Stock	NONE

Indicate by check mark whether the registrant is a large accelerated filer, a non –accelerated filer, or a smaller reporting company.   See definitions of large accelerated filer, accelerated filer and smaller reporting company in Section 12b-2 of the Exchange Act.

Large accelerated filer___         Accelerated filer___     Non-accelerated filer____         Smaller reporting company _ X__

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Item 1.  BUSINESS

Business Development

The Company was incorporated in Nevada on October 18, 1971.  The Company’s fiscal year end is December 31.  The Company has never been in bankruptcy, receivership or any similar proceeding, but has been the subject of a custodianship proceeding in the Nevada state courts.

The company was organized under the laws of the State of Nevada on October 18, 1971 under the name of Mr. Nevada, Inc., and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.  Thereafter, the Company engaged in reorganization and on several occasions sought to merge with or acquire certain active private companies or operations, all of which were terminated or resulted in discontinued negotiations. On October 20, 1995, the Company changed its name to Intermark Development Corporation. On November 4, 1996, the Company acquired all of the capital stock of HVM Development Limited ("HDL"), formerly known as OVM Development Limited, a British Virgin Islands corporation, and changed its name to OVM International Holding Corporation.  The Company was thereafter abandoned by management, who stripped the company of its operating subsidiary.

The Company stopped filing reports in November 2002, and, due to its abandonment by its management, lost its Nevada corporate charter in 2006 for failure to file an annual officer’s and director’s list with the Secretary of the State of Nevada.  On November 1, 2006, its corporate charter was revoked by the Nevada Secretary of State.  Subsequently on concurrently therewith, the resident agent of the Company in Nevada resigned for non-payment of fees.

On May 8, 2007, the Nevada Court entered a default judgment, appointing Jeffrey Volpe as custodian of the Company under NRS 78.347(2).  On May 9, 2007, the custodian appointed Jeffrey Volpe as the sole officer and director of the Company, and the Company’s Nevada charter was restored on May 9, 2007.  On May 18, 2007, Dr. Jack Gregory was appointed as President and Director and Jasmine Gregory was appointed as Secretary/Treasurer and Director, and Jeffrey Volpe resigned as an officer and director.  There are no relationships between Dr. Gregory and Mr. Volpe.

On September 11, 2008, the company’s registration under the Securities and Exchange Act of 1934 was revoked pursuant to Section 12 (j) of the Act for failure to file periodic reports as required by Section 12(g) of the Act and trading of the company’s common stock on the pink sheets was suspended.  We are now seeking to re-register our stock under the Act in order to attempt to once again obtain a quotation of our common stock for the benefit of our shareholders and to expand our potential to finance our plan of operations by seeking a market for our common stock.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. The Company’s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions, competitive factors, such as pricing and marketing efforts, and the pace and success of product research and development. These and other factors may cause expectations to differ.

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Business

At the time the company’s registration under the Securities Exchange Act was revoked, the company had no business and was seeking an acquisition or merger candidate.  Since then, the company has developed a plan of operations to exploit an opportunity it has with a funeral director in Las Vegas to order caskets in containers of 54 units each for below the normal wholesale cost of $685 per unit.  It will market the caskets to Indian reservations and to low income groups at a discounted retail price of $950 per unit.  We have not yet begun to purchase or market or sell caskets.

Industry

The average funeral in America cost $6,130 in 2001, not including cemetery and burial costs, and over 1/3 of this cost was the casket.  Wholesale prices on caskets run from under $300 to over $8000.  Most caskets in the United States are manufactured by the Batesville Casket Company and sold only directly to funeral homes, who mark up the casket price, which represents their major profit margin.

Every year since 1980, over 1,800,000 caskets have been sold in the United States by funeral homes.  Casket manufacturers have a long standing relationship with the funeral homes and will only sell to the homes; their established customers.

As a result of this pricing scheme, minorities and lower income families are the hardest hit.  A funeral to these families could represent up to half of their annual income.

In 1984, the Federal Trade Commission enacted “The Funeral Rule,” which prohibits funeral homes from requiring consumers to buy certain funeral goods or services as a condition for furnishing other funeral goods or services.  This rule requires funeral homes to accept delivery of caskets that the heirs buy from other sources.  This leaves as the missing link the source of inventory.

The company intends to exploit an offer from a funeral director in Las Vegas, Nevada, to sell us bulk lots of caskets at approximately $350 per unit.   This is the bulk sales price, which differs from the wholesale price per unit of $685.   We do not yet have a contract with the funeral director.  The company plans to market these caskets to Indian reservations and low income groups at a discounted retail price of $950 per unit, thus creating a market for non funeral home casket sales to lower income groups.  The supplier of the caskets is Ace Caskets.  The funeral director will not be involved in our purchasers, and we will purchase directly from the manufacturer.

Marketing

The company plans to market its caskets through commissioned salespeople, who will earn commissions of $100 to $15 per unit.  The company’s goal is to become the AVON of the casket industry.

The company will take advantage of families who want to provide full funerals for their loved ones but who cannot afford to do so.  It will also provide payment programs, with down payments that cover the company’s costs and interest rates of approximately 1 ½% per month, which will provide an increase in net income to the company.

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Employees

We currently employ two management level employees.  The Company may require additional employees in the future. There is intense competition for capable, experienced personnel and there is no assurance the Company will be able to obtain new qualified employees when required.   We have not yet obtained any commissioned salespeople.

The Company believes its relations with its employees are good.

Patents

The Company holds no patents and has no intellectual property.

Government Regulation

Government approval is not necessary for the Company’s business and government regulations have a negligible effect on its business.

Competition

The Company will compete in the casket industry with other small and large casket suppliers, including the largest casket manufacturer, The Batesville Casket Co., which supplies caskets direct to its funeral home customers.  All of our competitors have greater financial resources than the company, which has generated no revenue, and has limited assets and experience.

Item 1A.  RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We are a relatively young company with no operating history

Since we are a young company, it is difficult to evaluate our business and prospects. Our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

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We expect to incur net losses in future quarters.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We will funds to operate in accordance with our business plan.

We may not be able to obtain the funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our cash needs.  If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our sales and marketing program.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you.

 Our management has no experience in the casket business, which may affect our ability to operate successfully.

Our management has no prior experience in the casket business.  This lack of experience may affect our ability to operate successfully and compete with our competitors.

There is currently no market for our common stock and one may never develop.

While we do intend to file a Form 211 through a market maker with FINRA to establish a quote for our common stock on the over-the-counter bulletin board, there is no assurance that the bulletin board or any other quotation medium will quote our common stock, or that a market will ever develop.

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Our directors and executive officers beneficially own a substantial amount of our common stock.

Accordingly, these persons will be able to exert significant influence over the direction of our affairs and business, including any determination with respect to our acquisition or disposition of assets, future issuances of common stock or other securities, and the election or removal of directors. Such a concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company or cause the market price of our stock to decline. Notwithstanding the exercise of their fiduciary duties by the directors and executive officers and any duties that such other stockholder may have to us or our other stockholders in general, these persons may have interests different than yours.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

We expect to be subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

 There is Substantial Doubt About Our Ability to Continue as a Going Concern, which Means that We May Not Be Able to Continue Operations Unless We Obtain Funding

The report of our independent accountants on our December 31, 2008 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly

There has been no market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

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Our Board of Directors Has the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our board of directors has significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

Item 2.  FINANCIAL INFORMATION

PLAN OF OPERATIONS

The issuer plans to exploit an opportunity it has with a funeral director in Las Vegas to order caskets in containers of 54 units each for below the normal wholesale cost of $685 per unit.  It will market the caskets to Indian reservations and to low income groups at a discounted retail price of $950 per unit.  Initial financing will be debt and equity financing by the issuer’s principals.

We expect to hire additional clerical personnel as our operations grow, and commissioned salespersons on a an independent contractor basis.  We do not anticipate any research or development costs.  We do not anticipate the acquisition of any material plant or equipment in the next 12 months, except for any storage facilities needed for the next 12 months, which will be temporary rented storage space.  We are still considered to be a development stage company, with no significant revenue.

During the next twelve months, we plan to satisfy our cash requirements by funding from our principals, on which we have survived since our inception.  However, we may be unsuccessful in raising additional equity financing, and, thus, be able to satisfy our cash requirements.

We will need a minimum of $50,000 to satisfy our cash requirements for the next twelve months.  The estimate of $50,000 for the next 12 months of operating includes the costs of accounting, audit fees, legal costs, corporate charter fees, filing costs, transfer agent fees and one container of caskets. We will not be able to operate if it we do not obtain equity financing, subsequent private offerings, or contributions from our principals.  Management believes that, if subsequent private placements are successful, we will be able to generate revenue from sales within the next twenty four months.

Item 3.  PROPERTIES

The Company’s properties are limited at the present time to its home offices in Visalia, California, located in the personal residence of the Company’s Chief Executive Officer.  The Company pays no rent for the office, and considers it to be adequate for its current needs.

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Item 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of the Company’s Common stock as of September 30, 2009, by (I) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Premier Holding Corp., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address	Number of Shares	Percentage Owned

Jack Gregory, M.D. Officer/Director - 4705 W. Addisyn Court Visalia, CA 93291 Jasmine Gregory Officer/Director 4705 W. Addisyn Court Visalia, CA 93291	698,250	69.8%

Ching Lung Po - 5% shareholder Room 1015, Bldg. M, Telford Garden, Kowloon Bay, Hong Kong, China	151,450	15.2%
Officers and Directors as a Group	698,250	100%

Item 5. DIRECTORS AND EXECUTIVE OFFICERS

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of the Company are as follows:

Name	Age	Position
Jack Gregory	78	CEO, Director
Jasmine Gregory	70	Secretary, Director

Jack Gregory, M.D. - Dr. Gregory is the current Chief Excecutive Officer and Director of the company since May 18, 2007.  From March 2001 through December 2003, he was president and director of Jasmine’s Garden, Inc., a company that was engaged in the business of the sale of stationery, greeting cards, note cards and gift cards.   He is the former President and Director of Champion Financial Corporation, a company that was engaged in the importation of synthetic products from the former Soviet Union, from 1991 through 1993.  Dr. Gregory has been a sole medical practitioner since 1963. He served in the United States Army as Captain of the Army National Guard Medical Corps. from 1960 through 1966. Dr. Gregory graduated from the University of California at Los Angeles with a B.S. in 1953, received an M.S. in Microbiology from the University of Hawaii, 1955, a PhD. in Microbiology from the University of Pennsylvania in 1957, and an M.D. from the University of Southern California, Los Angeles, 1961.

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 Jasmine Gregory. Ms. Gregory is the current Secretary and Director of the company since.  From March 2001 through December 2003, she was Secretary and Director of Jasmine’s Garden, a publicly held company.  From 1960 through 1978, while raising her children, she was active in studying art, coordinating fashion shows, and designing evening wear. From 1979 through 1982, Ms. Gregory designed and manufactured a contemporary women’s dress line. From 1983 through 1997, Ms. Gregory competed in states and international photography competitions. Since 1998, she has been using computer graphics to generate true to life images of fruits and plants in her new greeting card collection. She holds an A.A. in fashion design from Los Angeles Trade Tech. College, and studied computer graphics at Porterville College.

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    *Jack Gregory and Jasmine Gregory are husband and wife.

Item 6.  EXECUTIVE COMPENSATION

The following table provides information as to all compensation of all officers of the Company, for each of the Company’s last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jack Gregory, CEO	2007	$0	$83,790*	$0	$0	$0	$0	$46,121

Jack Gregory, CEO	2008	$0	$0	$0	$0	$0	$0	$0

Jasmine Gregory, Secretary	2007	$0	$0	$0	$0	$0	$0	$0

Jasmine Gregory, Secretary	2008	$0	$0	$0	$0	$0	$0	$0

*  Dr. Gregory has been reimbursed for expenses he personally incurred on behalf of the company in common stock.  He has also been paid the equivalent of $83,790 in common stock for executive officer services rendered to the company and capital expenses advanced.  The stock grant was valued at the cost of capital contributions that Dr. Gregory made to the company.

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The following table provides information concerning the compensation of the directors of the Company for the past fiscal year:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Jack Gregory	$0	$0	$0	$0	$0	$0	$0
Jasmine Gregory	$0	$0	$0	$0	$0	$0	$0

EMPLOYMENT AGREEMENTS

The Company has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of the company’s board of directors.

Item 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about November 15, 2007, officer and director Jack Gregory was issued 698,250 shares of common stock; $46,621 in exchange for expenses advanced and $37,169 for services rendered as the Chief Executive Officer of the company, pursuant to Section 4(2) of the Securities Act of 1933.  The expenses advanced were to pay for transfer agent fees, legal fees, independent accountant fees and the defaulted corporate charter.  Jack Gregory is not an independent director.

On January 17, 2008 the Company borrowed $20,000 from the Company’s CEO, which was used to pay for company expenses.  The note is payable on demand at a rate of 5.5% per annum.  The Company did not proceed with the intended investments and repaid the loan except for $980 which has been forgiven.

The Company’s President has advanced $63,153 to the Company to open bank and money market accounts and for the payment of general and administrative expenses.  This advance was recorded as an interest free loan.  The loan is due to be repaid upon receipt of funds from a stock offering or other fundraising.

Item 8.  LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or to which the property interests of the Company is subject.

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Item 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND

             RELATED SHAREHOLDER MATTERS

The Company's common stock is not listed or quoted at the present time, and there is no present public market for the Company's common stock. The Company intends to have a sponsoring market maker file a Form 211 with FINRA for a quotation on the over-the-counter bulletin board. There can be no assurance that the Company’s securities will be quoted on the bulletin board or any other quotation medium.

Dividends

The Company has not paid any cash dividends since its inception and does not contemplate paying any in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of the Company's business.

PENNY STOCK STATUS

If and when the Company develops a market for its common stock, it will be a  "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting,  disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

1.

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

2.

Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

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4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a  written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. The imposition of these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for the company's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is Columbia Stock Transfer Company, Post Falls, ID  83854

Item 10. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Premier Holding Corp. within the past three years and were not registered under the Securities Act:

On or about November 15, 2007, officer and director Jack Gregory was issued 698,250 shares of common stock; $46,621 in exchange for expenses advanced and $37,169 for services rendered as the Chief Executive Officer of the company, pursuant to Section 4(2) of the Securities Act of 1933.  The expenses advanced were to pay for transfer agent fees, legal fees, independent accountant fees and the defaulted corporate charter.  Jack Gregory is not an independent director.

Item 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of the board of directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon  liquidation.

As of December 31, 2008, there were 1,000,388 shares of common stock outstanding and 100 million common shares authorized.  As of that date, there were 803 shareholders of record.

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On November 13, 2008 the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada Secretary of State to reverse its shares on a 1:40 basis.  The Company name was changed to Premier Holding Corporation and the Company authorized share was increased to 100,000,000.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Statutes

NRS 78.751 provides that the Company may provide in its articles of incorporation, by laws or by agreement, to indemnify the Company's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the statute:

(a)

Does not exclude  any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLES OF INCORPORATION AND BY-LAWS

The Company's Articles of Incorporation, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

It is the position of the Securities and Exchange Commission that the indemnification of officers and directors is against public policy.

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Item 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

This information appears under Item 15 and is incorporated by reference herein.

Item 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

                FINANCIAL DISCLOSURE

None.

Item 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)

The following financial statements are filed as part of this Registration statement:

Report of Independent Registered Certified Public Accountant for December 31, 2006, 2007, 2008

Financial Statements

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

Financial Statements period ended June 30, 2009 (unaudited)

Balance Sheet

Statement of Operations

Statement of Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

(b)

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation
3.4	By-Laws
5.1	Opinion of Kenneth G. Eade, Attorney at Law (including consent)
6.1	Specimen of Stock Certificate
23.1	Consent of Independent Accountant
23.2	Consent of Kenneth G. Eade (Filed as part of Exhibit 5.1).

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Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Premier Holding Corporation

We  have  audited  the  accompanying   balance  sheets  of  Premier Holding Corporation (formerly OVM International Holding Corp.), (‘the Company”) (a development stage company),  as of December 31, 2008, 2007 and 2006 and the related statements of operations,  stockholders' equity  and cash flows for the years then  ended and the period  from January 1, 2006 (inception of development stage)  to  December  31,  2008.   These   financial   statements  are  the responsibility of the Company's management.  Our responsibility is to express an opinion  on  these  financial  statements  based  on our  audits.  On May 30, 2007, the Second Judicial District Court of the State of Nevada in and for the County of Washoe adopted the custodian’s financial statements for the year-ended December 31, 2006 and we have used this as the basis of our report for that fiscal year.

We conducted  our audits in  accordance  with the  standards  of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits  to obtain  reasonable  assurance about whether the financial  statements  are free of  material  misstatement.  The Company is not required to have nor were we engaged to perform an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audits  and the court certified financial statements as of and for the year ended December 31, 2006 provide a reasonable  basis for our opinion.

In our opinion,  based on our audits,  such financial  statements  present fairly, in all material  respects,  the financial position of Premier Holding Corporation (formerly OVM International Holding Corp.) as of December 31, 2008, 2007 and 2006 and the results of its  operations and its cash flows for each of the three years then ended and for the period from January 1, 2006 (inception of development stage  to December 31, 2008 in conformity  with  accounting  principles generally accepted in the United States of America.

The accompanying  financial statements have been prepared assuming that the Company  will  continue  as a  going  concern.  As  discussed  in  Note 3 to the financial  statements,  the Company  does not have assets or sources of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's  plans  regarding  those  matters also are described in Note 3. The financial  statements do not include any adjustments  that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC

Gruber & Company, LLC

June 4, 2009

Lake Saint Louis, Missouri

#

Premier Holding Corporation (formerly OVM International Holding Corp.) (a development stage company) Balance Sheets
	December 31,
	2008	2007	2006
Assets

Current assets
Cash and equivalents	$ --	$ --	$ --

Total assets	1	--	--

Liabilities and Stockholders' Deficit

Current liabilities
Due to related parties	10,986	--	--

Total liabilities	10,986	--	--

Stockholders' Deficit
Common stock, 100,000,000 shares authorized,
1,000,383, 1,000,383 issued and outstanding at
December 31, 2008 and 2007, and 301,750 at
December 31, 2006, par value $.0001	100	100	30
Additional paid-in capital	3,816,660	3,816,660	3,732,940
Retained earnings - Before development stage	(3,732,970)	(3,732,970)	(3,732,970)
Deficit accumulated during development stage	(94,775)	(83,790)	--

Total stockholders' deficit	(10,985)	--	--

Total liabilities and stockholders' deficit	$ 1	$ --	$ --

See accompanying notes to financial statements

#

Premier Holding Corporation (formerly OVM International Holding Corp.) (a development stage company) Statements of Operations
				January 1, 2006
				(inception of
				development stage
	Year Ended December 31			through
	2008	2007	2006	December 31, 2008

Revenues , net	$ --	$ --	$ --	$ --

Operating expenses
General and administrative	10,996	83,790	--	94,786

Total operating expenses	10,996	83,790	--	94,786

Operating loss	10,996	83,790	--	94,786

Other income (expense)
Other income	980	--	--	980
Loss on sale of investments, net	(1,227)			(1,227)
Earnings on investments	258	--	--	258

Total other income (expense)	11	--	--	11

Net loss	$ (10,985)	$ (83,790)	$ --	$ (94,775)

Earnings per common share	$ (0.0110)	$ (0.1567)	$0.0000

Weighted average shares outstanding	1,000,383	534,628	301,750

See accompanying notes to financial statements

#

Premier Holding Corporation (formerly OVM International Holding Corp.) (a development stage company) Statement of Stockholders' Equity
				Retained	Deficit
				Earnings	Accumulated
			Additional	Prior to	During
	Common Stock		Paid-in	Development	Development
	Shares	Amount	Capital	Stage	Stage	Total

Balance, December 31, 2005	301,750	$ 30	$ 3,732,940	$ (3,732,970)	$ --	$ --

Net loss for the year ended
December 31, 2006	--	-	--	--	--	-

Balance, December 31, 2006	301,750	30	3,732,940	(3,732,970)	--	--

August 20, 2007 - Common stock
issued to reimburse the Company's
Chief Executive Officer for payments
made by him, and for services (Note 6)
performed. (Note 6)	698,633	70	83,720	--	--	83,790

Net loss for the year ended
December 31, 2007	--	-	--	--	(83,790)	(83,790)

Balance, December 31, 2007	1,000,383	100	3,816,660	(3,732,970)	(83,790)	--

Net loss for the year ended
December 31, 2008	--	--	--	--	(10,985)	(10,985)

Balance, December 31, 2008	1,000,383	100	3,816,660	(3,732,970)	(94,775)	(10,985)

Net loss for the three months ended
March 31, 2009	--	--	--	--	(770)	(770)

Net loss for the three months ended
June 30, 2009	--	--	--	--	(2,404)	(2,404)

Balance, June 30, 2009	1,000,383	$ 100	$ 3,816,660	$ (3,732,970)	$ (97,949)	(14,159)

See accompanying notes to financial statements

#

Premier Holding Corporation
(formerly OVM International Holding Corp.)
(a development stage company)
Statements of Cash Flows
				January 1, 2006
				(inception of
				development stage)
	Year Ended December 31,			through
	2008	2007	2006	December 31, 2008

Cash flows from operating activities
Net loss	$ (10,985)	$ (83,790)	$ --	$ (94,775)

Adjustments to reconcile net loss to net
cash used in operating activities:
Common stock issued for expenses	--	83,790	--	83,790

Net cash used in operating activities	(10,985)	--	--	(10,985)

Cash flow from financing activities
Advances from related parties	10,986	--	--	10,986
Net cash provided by financing activities	10,986	--	--	10,986

Net change in cash	1	--	--	1

Cash, beginning of year	--	--	--	--

Cash, end of year	$ 1	$ --	$ --	$ 1

Supplemental disclosure of cash flow information:
Cash paid for interest	$ --	$ --	$ --	$ --
Cash paid for income taxes	$ --	$ --	$ --	$ --

See accompanying notes to financial statements

#

PREMIER HOLDING CORPORATION

(formerly OVM International Holding Corporation)

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008

NOTE 1 – DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

OVM International Holding Corporation (“the Company”) was organized under the laws of the State of Nevada on October 18, 1971 under the name of Mr. Nevada, Inc., and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.

Thereafter, the Company engaged in a reorganization and on several occasions sought to merge with or acquire certain active private companies or operations, all of which were terminated or resulted in discontinued negotiations. On  October 20, 1995, the Company changed its name to Intermark Development Corporation. On November 4, 1996, the Company acquired all of the capital stock of HVM Development Limited ("HDL"), formerly known as OVM Development Limited, a British Virgin Islands corporation, and changed its name to OVM International Holding Corporation.

After filing Form 10-QSB for the nine month period ended September 30, 2002 with the U.S. Securities and Exchange Commission, the Company made no further filings.  On November 1, 2006 the Company’s charter was revoked by the State of Nevada on November 1, 2006.  The Company no longer retained a Resident Agent in the State of Nevada and no longer had an active transfer agent for its shares.  The Company’s shares were listed on the Pink Sheets under the symbol “OVMI”.  The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders.  As a result, the Company was considered dormant since November 1, 2006.  On August 19, 2008 the Securities and Exchange Commission ordered a suspension of trading of shares of OVMI because of delinquent filings.  On August 25, 2008 the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On March 2, 2007 a complaint was filed by a shareholder in the Second Judicial District Court of the State of Nevada for Washoe County against the Company for appointment of a custodian.  On May 8, 2007 the Court appointed a Custodian of the Company who immediately commenced an investigation of the assets, liabilities, business, condition and liabilities of the Company.

As a result of the investigation by the Custodian, a report was prepared and filed with the Court on May 30, 2007, finding that the Custodian had been unable to locate any assets belonging to the Company, and no record of any valid remaining liabilities, liens, judgments, warrants, options or other claims against the Company or its stock.  In addition the Custodian found that there were 12.070,000 common shares and no preferred shares issued and outstanding.  The accompanying financial statements were prepared on the basis of that investigation, as approved by the Court.

In the event that any liabilities, liens, judgments, warrants, options, or other claims against the Company arise, these will be recorded when discovered.

On November 13, 2008 the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada Secretary of State to change its name from OVM International Holding Corporation to Premier Holding Corporation, to authorize the issuance of 100,000,000 shares of common stock with a par value of $.0001, and to reverse its shares on a 1:40 basis.

#

Nature of Business

The Company has no products or services as of December 31, 2008.  The Company is organized as a vehicle to seek merger or acquisition candidates.  The Company intends to acquire interest in various business opportunities, which in the opinion of management would provide a profit to the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for Premier Holding Corporation (formerly OVM International Holding Corporation) (a development stage company) is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. There were no common stock equivalents outstanding on December 31, 2008.

Deferred Income Tax

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting.  A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

#

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), Noncontrolling interests in Consolidated Financial Statements, which establishes accounting and reporting standards for the  non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is assessing the impact of the adoption of SFAS 162 and believes there will be no material impact on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R ("SFAS 141R"), Business Combinations, which establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, goodwill acquired in the business combination, or a gain from a bargain purchase. SFAS 141R is effective for financial statements issued for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company is assessing the impact of the adoption of SFAS 162 and believes there will be no material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial assets and financial liabilities at fair value.  Unrealized gains on items for which the fair value option has been elected are to be reported in earnings.  SFAS 159 will become effective as of the beginning of the first fiscal year that begins after November 15, 2007.  As such, the Company adopted SFAS 159 effective January 1, 2008.  However, the Company has not elected the fair value option for any financial instruments, and adoption has not impacted the Company’s financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally accepted Accounting Principles” ("SFAS 162"). SFAS 162 identifies a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for non-governmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Presenting Fairly in Conformity with Generally Accepted Accounting Principles." The Company is assessing the impact of the adoption of SFAS 162 and believes there will be no material impact on its financial statements.

Fair Value Measurements

Our financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash and other current  liability.

All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2008, December 31, 2007 and December 31, 2006.

#

Effective January 1, 2008, the Company adopted Financial Accounting Standards Board (FASB) SFAS No. 157, Fair Value Measurements (SFAS 157). The provisions of SFAS 157 are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value. SFAS 157 establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. SFAS 157 establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy defined by SFAS 157 are described below.

Level 1:   Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3: Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by SFAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in multiple financial institutions.  Balances in banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per institution.  Balances on deposit may occasionally exceed FDIC insured amounts.   The Company also maintains cash and money market funds in a brokerage account insured by the Securities Investor Protection Corporation (SIPC) which insures cash balances up to $100,000.

NOTE 3 – DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the company has had recurring losses during its development stage.  The company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the company have committed to meeting its minimal operating expenses.

#

NOTE 4 -- COMMITMENTS

Since January 1, 2006 all activities of the company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 – RELATED PARTY TRANSACTIONS

On January 17, 2008 the Company borrowed $20,000 from the Company’s President.  The notes is payable on demand at a rate of 5.5% per annum.  The Company did not proceed with the intended investments and repaid the loan on September 3, 2008 except for $980 which has been forgiven.

The Company’s President has advanced $13,756 to the Company to open a bank account and for the payment of general and administrative expenses.  This advance was recorded as an interest free loan.  The loan  is due to be repaid upon receipt of funds from a stock offering or other fundraising.  The balance due on this advance is $10,986.

NOTE 6 – COMMON STOCK

The Company’s authorized Common Equity Consists of 100,000,000 shares of common stock $.0001 par value.  As of May 30, 2007 the Company had issued and outstanding 301,750 common stock shares.  On August 20, 2007  during a special meeting of the Company’s Board of Directors the Chief Executive Officer and sole director of the Company presented invoices that he had paid to business consultants and professionals for services required to resurrect, revive and reorganize the Corporation, to bring it back to its current active status, to initiate and complete the Court Supervised Custodianship Process, to complete a fifty state search of litigation, claims and judgments, to reconstitute the books and records of the Corporation, to initiate and complete several years of missing financial statements, to reinstate the Corporation as an active Corporation under Nevada law, to create a new Board of Directors  with a majority of independent directors, to reconstitute and reestablish corporate books and records, and to complete other required tasks.  Since the Company had no cash or other assets at that date with which to reimburse the Chief Executive Officer the Board of Directors determined that the only feasible way for the Company to reimburse the Chief Executive Officer was to issue restricted common shares.   The Company issued 698,633 shares of restricted common stock to its Chief Executive Officer to reimburse $43,759 of cash payments for the expenses incurred and $40,030 for services performed by the Chief Executive Officer, calculated at 267 hours at a rate of $150 for a total of $83,790.   Since the Company was insolvent and had no assets, and no market, the Board of Directors determined that the stock should be issued at a value of $.12 per share.

On November 13, 2008 the Company filed a Certificate of Amendment ot Articles of Incorporation with the State of Nevada Secretary of State to reverse its shares on a 1:40 basis.  The financial statements have been adjusted for all periods presented to reflect this split.

#

PREMIER HOLDING CORPORATION
(formerly OVM International Holding Corp.)
(a development stage company)
BALANCE SHEET

ASSETS
	June 30,
	2009	December 31,
CURRENT ASSETS	(Unaudited)	2008

Cash	$ 48,994	$ 1
TOTAL CURRENT ASSETS	$ 48,994	$ 1

TOTAL ASSETS	$ 48,994	$ 1

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Due to related parties	$ 63,153	$ 10,986
TOTAL CURRENT LIABILITIES	$ 63,153	$ 10,986

EQUITY
Common Stock, 100,000,000 shares authorized,
1,000,383 issued and outstanding, par value $.0001	100	100
Additional Paid-in-Capital	3,816,660	3,816,660
Retained earnings - Before development stage	(3,732,970)	(3,732,970)
Deficit accumulated during development stage	(97,949)	(94,775)
	(14,159)	(10,985)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 48,994	$ 1

See accompanying accountants’ report and notes to financial statements

#

PREMIER HOLDING CORPORATION (formerly OVM International Holding Corp.) (a development stage company) Statements of Operations For the three and six months ended June 30, 2009 and 2008 (Unaudited)

	For the three months ended		For the three months ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues, net	$ -	$ -	$ -	$ -

Operating expenses
General and administrative	6,179	-	6,949	-
Total operating expenses	6,179		6,949

Operating loss	(6,179)	-	(6,949)	-

Gain on sale of investments	3,775	-	3,775	-

Net loss	$ (2,404)	$ -	$ (3,174)	$ -

Earnings per common share	$ (0.0024)	$ 0.0000	(0.0032)	0.0000

Weighted average shares outstanding	1,000,383	1,000,383	1,000,383	1,000,383

See accompanying accountants’ report and notes to financial statements

#

PREMIER HOLDING CORPORATION (formerly OVM International Holding Corp.) (a development stage company) STATEMENT OF CASH FLOWS
For the three and six months ended June 30, 2009 and 2008
(Unaudited)

	For the three months ended March 31,		For the six months ended June 31,
	2009	2008	2009	2008
Cash flows from operating activities
Net income	(2,404)		(3,174)
Adjustments to reconcile net income to cash provided from operations:
Gain on sale of investments	$ (3,775)	$ --	$ (3,775)	$ --

Net cash provided by operating activities	(6,179)	--	(6,949)	--

Cash flows from investing activities
Purchase of investments	(20,471)		(20,471)
Proceeds from sale of investments	24,246		24,246

Net cash provided by financing activities	3,775		3,775

Cash flows from financing activities
Advances from related parties	49,397	--	52,167	--

Net cash increase for period	$ 46,993	$ --	$ 48,993	$ --

Cash, beginning of the period	2,001	--	1	--

Cash, end of the period	$ 48,994	$ --	$ 48,994	$ --

See Accompanying Notes to Financial Statements

#

PREMIER HOLDING CORPORATION

(formerly OVM International Holding Corporation)

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2009

NOTE 1 – DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

OVM International Holding Corporation (“the Company”) was organized under the laws of the State of Nevada on October 18, 1971 under the name of Mr. Nevada, Inc., and, following the completion of a limited public offering in April 1972, commenced limited operations which were discontinued in 1990.

Thereafter, the Company engaged in a reorganization and on several occasions sought to merge with or acquire certain active private companies or operations, all of which were terminated or resulted in discontinued negotiations. On  October 20, 1995, the Company changed its name to Intermark Development Corporation. On November 4, 1996, the Company acquired all of the capital stock of HVM Development Limited ("HDL"), formerly known as OVM Development Limited, a British Virgin Islands corporation, and changed its name to OVM International Holding Corporation.

After filing Form 10-QSB for the nine month period ended September 30, 2002 with the U.S. Securities and Exchange Commission, the Company made no further filings.  On November 1, 2006 the Company’s charter was revoked by the State of Nevada on November 1, 2006.  The Company no longer retained a Resident Agent in the State of Nevada and no longer had an active transfer agent for its shares.  The Company’s shares were listed on the Pink Sheets under the symbol “OVMI”.  The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders.  As a result, the Company was considered dormant since November 1, 2006.  On August 19, 2008 the Securities and Exchange Commission ordered a suspension of trading of shares of OVMI because of delinquent filings.  On August 25, 2008 the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On March 2, 2007 a complaint was filed by a shareholder in the Second Judicial District Court of the State of Nevada for Washoe County against the Company for appointment of a custodian.  On May 8, 2007 the Court appointed a Custodian of the Company who immediately commenced an investigation of the assets, liabilities, business, condition and liabilities of the Company.

As a result of the investigation by the Custodian, a report was prepared and filed with the Court on May 30, 2007, finding that the Custodian had been unable to locate any assets belonging to the Company, and no record of any valid remaining liabilities, liens, judgments, warrants, options or other claims against the Company or its stock.  In addition the Custodian found that there were 12.070,000 common shares and no preferred shares issued and outstanding.  The accompanying financial statements were prepared on the basis of that investigation, as approved by the Court.

In the event that any liabilities, liens, judgments, warrants, options, or other claims against the Company arise, these will be recorded when discovered.

On November 13, 2008 the Company filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada Secretary of State to change its name from OVM International Holding Corporation to Premier Holding Corporation, to authorize the issuance of 100,000,000 shares of common stock with a par value of $.0001, and to reverse its shares on a 1:40 basis.

#

Nature of Business

The Company has no products or services as of June 30, 2009.  The Company is organized as a vehicle to seek merger or acquisition candidates.  The Company intends to acquire interest in various business opportunities, which in the opinion of management would provide a profit to the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for Premier Holding Corporation (formerly OVM International Holding Corporation) (a development stage company) is presented to assist in the understanding of the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. There were no common stock equivalents outstanding on June 30, 2009 or 2008.

Deferred Income Tax

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting.  A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

#

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Recent Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160 ("SFAS 160"), Noncontrolling interests in Consolidated Financial Statements, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company has determined that  there are no material impact on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R ("SFAS 141R"), Business Combinations, which establishes principles and requirements for how the acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, goodwill acquired in the business combination, or a gain from a bargain purchase. SFAS 141R is effective for financial statements issued for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company has determined that  there are no material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial assets and financial liabilities at fair value.  Unrealized gains on items for which the fair value option has been elected are to be reported in earnings.  SFAS 159 will become effective as of the beginning of the first fiscal year that begins after November 15, 2007.  As such, the Company adopted SFAS 159 effective January 1, 2008.  However, the Company has not elected the fair value option for any financial instruments, and adoption has not impacted the Company’s financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally accepted Accounting Principles” ("SFAS 162"). SFAS 162 identifies a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for non-governmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Presenting Fairly in Conformity with Generally Accepted Accounting Principles." The Company is assessing the impact of the adoption of SFAS 162 and believes there will be no material impact on its financial statements.

Fair Value Measurements

Our financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include cash and other current  liability.

All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2009 and December 31, 2008.

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Effective January 1, 2008, the Company adopted Financial Accounting Standards Board (FASB) SFAS No. 157, Fair Value Measurements (SFAS 157). The provisions of SFAS 157 are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value. SFAS 157 establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. SFAS 157 establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy defined by SFAS 157 are described below.

Level 1:

Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:

Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by SFAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in multiple financial institutions.  Balances in banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per institution.  Balances on deposit may occasionally exceed FDIC insured amounts.   The Company also maintains cash and money market funds in a brokerage account insured by the Securities Investor Protection Corporation (SIPC) which insures cash balances up to $100,000.

NOTE 3 – DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the company has had recurring losses during its development stage.  The company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  In the interim, shareholders of the company have committed to meeting its minimal operating expenses.

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NOTE 4 – COMMITMENTS

Since January 1, 2006 all activities of the company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 – RELATED PARTY TRANSACTIONS

On January 17, 2008 the Company borrowed $20,000 from the Company’s President.  The notes is payable on demand at a rate of 5.5% per annum.  The Company did not proceed with the intended investments and repaid the loan except for $980 which has been forgiven.

The Company’s President has advanced $63,153 to the Company to open bank and money market accounts and for the payment of general and administrative expenses.  This advance was recorded as an interest free loan.  The loan  is due to be repaid upon receipt of funds from a stock offering or other fundraising.

NOTE 6 – COMMON STOCK

The Company’s authorized Common Equity Consists of 100,000,000 shares of common stock $.0001 par value.  As of May 30, 2007 the Company had issued and outstanding 301,750 common stock shares.  On August 20, 2007  during a special meeting of the Company’s Board of Directors the Chief Executive Officer and sole director of the Company presented invoices that he had paid to business consultants and professionals for services required to resurrect, revive and reorganize the Corporation, to bring it back to its current active status, to initiate and complete the Court Supervised Custodianship Process, to complete a fifty state search of litigation, claims and judgments, to reconstitute the books and records of the Corporation, to initiate and complete several years of missing financial statements, to reinstate the Corporation as an active Corporation under Nevada law, to create a new Board of Directors  with a majority of independent directors, to reconstitute and reestablish corporate books and records, and to complete other required tasks.  Since the Company had no cash or other assets at that date with which to reimburse the Chief Executive Officer the Board of Directors determined that the only feasible way for the Company to reimburse the Chief Executive Officer was to issue restricted common shares.   The Company issued 698,633 shares of restricted common stock to its Chief Executive Officer to reimburse $43,759 of cash payments for the expenses incurred and $40,030 for services performed by the Chief Executive Officer, calculated at 267 hours at a rate of $150 for a total of $83,790.   Since the Company was insolvent and had no assets, and no market, the Board of Directors determined that the stock should be issued at a value of $.12 per share.

On November 13, 2008 the Company filed a Certificate of Amendment of Articles of Incorporation with the State of Nevada Secretary of State to reverse its shares on a 1:40 basis.  The financial statements have been adjusted for all periods presented to reflect this split.

NOTE 7 – INVESTMENTS

On June 12, 2009 the Company purchased 86 SWGSO Puts with an expiration date of July 18, 2009 for total consideration of $20,471.  On June 15, 2009 the Company sold 86 SWGSO Puts for total proceeds of $24,246 for a recognized gain of $3,775.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Premier Holding Corp. Registrant

Date: January 27, 2010	By /s/ Jack Gregory
Jack Gregory
President and Director

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